CUSTODY AGREEMENT

dated as of

September 13, 2016

by and between

RIVERNORTH MARKETPLACE LENDING CORPORATION

and

MILLENNIUM TRUST COMPANY, LLC

TABLE OF CONTENTS

Page
1.	DEFINITIONS
2.	APPOINTMENT OF CUSTODIAN
3.	DUTIES OF CUSTODIAN
4.	ACCESS TO CUSTODIAL ACCOUNT; REPORTS
5.	DEPOSIT IN U.S. SECURITIES SYSTEMS
6.	CERTAIN GENERAL TERMS
7.	COMPENSATION OF CUSTODIAN
8.	STANDARD OF CARE
9.	RESPONSIBILITY OF CUSTODIAN
10.	SECURITY CODES
11.	TAX LAW
12.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT
13.	REPRESENTATIONS AND WARRANTIES
14.	PARTIES IN INTEREST; NO THIRD PARTY BENEFIT
15.	NOTICES
16.	CHOICE OF LAW
17.	ENTIRE AGREEMENT; COUNTERPARTS
18.	AMENDMENT; WAIVER
19.	SUCCESSORS AND ASSIGNS
20.	SEVERABILITY
21.	REQUEST FOR INSTRUCTIONS
22.	OTHER BUSINESS
23.	REPRODUCTION OF DOCUMENTS
24.	CONFIDENTIALITY
25.	SHAREHOLDER COMMUNICATIONS ELECTION

SCHEDULE 1 – Initial Authorized Persons

THIS CUSTODY AGREEMENT (this “Agreement”) is dated as of September 13, 2016 by and between RiverNorth Marketplace Lending Corporation, a corporation organized under the laws of Maryland, having its principal place of business at 325 North LaSalle Street, Suite 645, Chicago, Illinois 60654 (the “Fund”), and MILLENNIUM TRUST COMPANY, LLC, a limited liability company organized under the laws of the State of Illinois, having its principal place of business at 2001 Spring Road, Oak Brook, IL 60523 (the “Custodian”).

RECITALS

WHEREAS, the Fund is a closed-end management investment company, which has elected to do business as an interval fund under the Investment Company Act of 1940, as amended (the “1940 Act”), and is authorized to issue shares of common stock;

WHEREAS, the Fund desires to retain the Custodian to act as a custodian for the Fund;

WHEREAS, the Fund desires that a portion of the Fund’s Assets (as defined below) be held and administered by the Custodian pursuant to this Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	DEFINITIONS

1.1 Defined Terms. In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Agreement:

“Agreement” means this Custody Agreement (as the same may be amended from time to time in accordance with the terms hereof).

“Assets” means, collectively, the (i) investments, including Loans, acquired by the Fund or a Subsidiary (as applicable) and delivered to the Custodian by or on behalf of the Fund or a Subsidiary (as applicable) from time to time during the term of, and pursuant to the terms of, this Agreement, (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i), and all other non-cash property of the Fund or a Subsidiary delivered to the Custodian by or on behalf of the Fund or a Subsidiary (as applicable) from time to time,

“Authoritative Copy” means a copy of an Electronic Loan Document that has not been altered since it was (i) delivered for effect, if it was not required to be signed, or (ii) signed.

“Authorized Person” has the meaning set forth in Section 6.4(a).

“Business Day” means a day on which the Custodian is open for business both in the United States and in the country in which a transaction is to take place.

“Custodial Account” means each segregated custodial account (or sub-account thereof) to be established at the Custodian on behalf of the Fund or a Subsidiary, respectively, in which the Custodian shall hold all Assets, and the Loan Register.

“Data File” has the meaning set forth in Section 3,3(b)(iii).

“Electronic Loan” means a Loan evidenced by Electronic Loan Documents.

“Electronic Loan Delivery Method” means the arrangement or method that the Fund has agreed upon with a Platform for secure electronic delivery of Electronic Loan Documents to the Custodian, including but not limited to Secure File Transfer Protocol (SFTP), a secure online portal maintained by a Platform, or an eVault.

“Electronic Loan Documents” means all documents associated with the Loan application and closing process which have been delivered to and/or signed by the Borrower(s) (or an attorney- in-fact on behalf of the Borrower(s)) via ESIGN Technology, and which evidence a Loan, along with the related Audit Logs generated by the ESIGN Technology.

“ESIGN Technology” means the process and technology utilized by a Platform or a Platform’s service provider to permit reviewers and signers to (i) receive delivery of electronic documents, (ii) sign documents electronically, and (iii) consent to the use of such technology.

“eVault” means any secure electronic document management system for the storage and management of Electronic Loan Documents.

“Federal Reserve Bank Book-Entry System” means a depository and securities transfer system operated by the Federal Reserve Bank of the United States on which are eligible to be held all United States Government direct obligation bills, notes and bonds.

“Financing Document” has the meaning set forth in Section 3.3(b)(v),

“Foreign Assets” means any of the Fund’s or a Subsidiary’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund’s or a Subsidiary’s transactions in such investments.

“Foreign Custody Manager” means the foreign custody manager to which the Fund has delegated duties with respect to the Foreign Assets pursuant to Rule 17f-5 under the 1940 Act.

“Information Security Program” means written policies and procedures adopted, implemented, maintained and followed to (i) ensure the security and confidentiality of Personal Information; (ii) protect against any anticipated threats or hazards to the security or integrity of the Personal Information; (iii) protect against unauthorized access to or use of the Personal Information; and (iv) comply with the applicable provisions of the Privacy Requirements in all material respects.

“Lending Account” means one or more marketplace lending investment accounts established at a Platform in the name of the Custodian for the benefit of the Fund or a Subsidiary.

“Loan” means all right, title and interest in any loan or in any shares, certificates, notes, or other securities representing the right to receive principal and interest payments due on fractions or pools of whole loans acquired by the Fund or a Subsidiary from time to time to be held in the Custodial Account, including without limitation (a) the Required Loan Documents, and (b) all other rights, interests, benefits, remedies and claims arising from or relating to such Loan.

“Loan File” means, with respect to each Loan delivered to the Custodian, each of the Required Loan Documents that a Platform or Loan issuer agrees in writing with the Fund from time to time to deliver to the Custodian.

“Loan Register” means a register maintained by the Custodian (in book-entry form or in such other form as it shall deem necessary or desirable) of all Loans held by the Custodian on behalf of or for the benefit of the Fund, containing such information as the Fund and the Custodian may reasonably agree.

“Noteless Loan” means a Loan with respect to which (i) the related loan agreement does not require the obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Loan and (ii) no Underlying Notes are outstanding with respect to the portion of the Loan transferred to the Fund.

“Participation” means an interest in a Loan that is acquired indirectly by way of a participation, or an interest in a share, certificate, note or other security, from a selling institution or issuer, as the case may be, and includes any certificate evidencing more than one Participation.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association joint stock company, trust (including any beneficiary thereof) unincorporated organization, or any government or agency or political subdivision thereof.

“Personal Information” means any sensitive or personally identifiable information or records in any form (oral, written, graphic, electronic, machine-readable, or otherwise) relating to a natural Person (e.g., a Loan borrower), including, but not limited to: a natural Person’s name, address, telephone number, social security number or other government identifier, account number, or transactional account history, credit history, credit score, biometric information, account status; the fact that the Person has a relationship with a financial institution; and any other data of or regarding a Person, the use, access or protection of which is regulated under any applicable law.

“Platform” means one or more online credit platforms from or through which the Fund or a Subsidiary may purchase a Loan, including an Electronic Loan or interests in an Electronic Loan, or a Participation, and any of the online credit platform’s related systems and data.

“Privacy Requirements” means (i) Title V of the Gramm-Leach-Bliley Act, 15 U.S. C. 6801 et-. seq.; (ii) federal regulations implementing such act; and (iii) other applicable law, rules, regulations, orders and guidance relating to the use, privacy and security of any Personal Information.

“Proper Instructions” means instructions received by the Custodian, in form acceptable to it, reasonably believed by the Custodian to be from the Fund or any Authorized Person by any of the following means:

(a)	in writing signed by an Authorized Person (and delivered by hand, by mail, by overnight courier or by telecopier);

(b)	by electronic mail from an Authorized Person; or

(c)	such other means as may be agreed upon in writing from time to time by the Custodian and any Authorized Person.

“Required Loan Documents’* means, for each Loan, the documents included in the Loan File, which shall at a minimum include the following:

(a)	for Electronic Loans, Authoritative Copies of the Electronic Loan Documents;

(b)	with the exception of Noteless Loans, Electronic Loans and Participations, the original executed Underlying Note endorsed by the issuer or the prior holder of record in blank or to the Fund or a Subsidiary;

(c)	an executed copy of the Underlying Loan Agreement, together with a copy of all amendments and modifications thereto;

(d)	other than in the case of a Participation or a Loan that is not acquired by assignment, an executed copy of the assignment for such Loan, and, if applicable, evidence of notice of assignment to the obligor; and

(e)	for Participations, the participation agreement, including a schedule of loans subject to such participation agreement.

and may include the following, as applicable:

(x)	a copy of each related security agreement signed by the applicable obligor(s);

(y)	an executed copy of the assignment for such Loan and evidence of notice of assignment to the obligor; and

(z)	a copy of each related guarantee then executed in connection with such Loan.

With respect to any Electronic Loan, the Required Loan Documents shall be in the form delivered in a Loan File via an Electronic Loan Delivery Method.

“Securities Depository” means The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of securities where all securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

“Securities System” means the Federal Bank Reserve Book-Entry System, a clearing agency which acts as a Securities Depositoiy, or another book entry system for the central handling of securities. The term “Securities System” does not include a Loan Register or any eVault.

“Servicer” means the Platform (or its affiliate) or any bank or other entity used by a Platform to service any Loan and any back-up Loan servicer engaged by a Platform or the Fund.

“Shares” means the shares of common stock issued by the Fund.

“Street Delivery Custom” means a custom of the United States securities market to deliver securities which are being sold to the buying broker for examination to determine that the securities are in proper form.

“Street Name” means the form of registration in which the securities are held by a broker who is delivering the securities to another broker for the purposes of sale, it being an accepted custom in the United States securities industry that a security in Street Name is in proper form for delivery to a buyer and that a security may be re-registered by a buyer in the ordinary course.

“Sub-custodian” means and includes (i) any branch of a “U.S. bank,” as that term is defined in Rule 17f-5 under the 1940 Act, and (ii) any “Eligible Foreign Custodian” as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian which the Custodian has determined will provide reasonable care of Assets of the Fund or a Subsidiary based on the standards specified in Section 2.4 below.

“Subsidiary” means, collectively, any wholly owned subsidiary of the Fund, whether now existing or hereafter formed, except for those wholly-owned subsidiaries whose assets are held in custody by a custodian other than the Custodian.

“Underlying Loan Agreement” means, with respect to any Loan, the document or documents evidencing the commercial loan agreement or facility pursuant to which such Loan is made.

“Underlying Note” means the one or more promissory notes executed by an obligor to evidence a Loan.

1.2 Construction, In this Agreement unless the contrary intention appears:

(a)	any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(b)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)	any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

(d)	a reference to a Person includes a reference to the Person’s executors, custodian, successors and permitted assigns;

(e)	an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(f)	an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally;

(g)	a reference to the term “including” means “including, without limitation,” and

(h)	a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Fund,

1.3 Headings. Headings are inserted for convenience and do not affect the interpretation of this Agreement,

2.	APPOINTMENT OF CUSTODIAN

2.1 Appointment and Acceptance. The Fund hereby appoints the Custodian as custodian of , Assets owned by the Fund or any Subsidiary and delivered to the Custodian at any time during the period of this Agreement, all of which shall be held in the Custodial Account, on ! the terms and conditions set forth in this Agreement (which shall include any addendum hereto which is hereby incorporated herein and made a part of this Agreement), and the Custodian hereby accepts such appointment and agrees to hold Assets owned by the Fund or any Subsidiary delivered to the Custodian in the Custodial Account and to perform the services and duties set forth in this Agreement with respect to it subject to and in accordance with the provisions hereof.

2.2 Instructions. The Fund agrees that it shall from time to time provide, or cause to be provided, to the Custodian all necessary instructions and information, and shall respond promptly to all inquiries and requests of the Custodian, as may reasonably be necessary to enable the Custodian to perform its duties hereunder.

2.3 Fund Responsible For Directions. The Fund is solely responsible for directing the Custodian with respect to deposits to, withdrawals from and transfers to or from the Custodial Account, Without limiting the generality of the foregoing, the Custodian has no responsibility for compliance with any restrictions, covenants, limitations or obligations to which the Fund or its Subsidiaries may be subject or for which it may have obligations to third parties in respect of the Custodial Account, and the Custodian shall have no liability for the application of any funds made at the direction of the Fund. The Fund shall, or shall direct the appropriate Persons, to deposit fimds to be used for the purchase of Assets into certain accounts at the Custodian or other custodians for such purpose. The Fund shall be solely responsible for properly instructing all applicable payors to make all appropriate cash payments and for properly instructing the Custodian or other custodians with respect to the allocation or application of all such payments.

2.4 Appointment of Sub-Custodian. With prior written notice to the Fund, and at the direction of the Fund with respect to any foreign Sub-custodian, the Custodian may from time to time - employ one or more Sub-custodians for the Custodial Account, The Foreign Custody Manager shall be responsible for determining whether any foreign Sub-custodian meets the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, and for performing the duties of a foreign custody manager set forth in Rule 17f-5 under the 1940 Act. The appointment of any Sub-custodian and the maintenance of any Assets and cash of the Fund or its Subsidiaries with such Sub-custodian shall be at the Fund’s expense.

3.	DUTIES OF CUSTODIAN

3.1 Segregation. All Assets held by the Custodian for the account of the Fund or its Subsidiaries (other than securities maintained in a Securities Depository or Securities System) shall be accounted for separately from and shall not be commingled with other securities and property in the custody of tire Custodian or the Custodian’s own assets, and the records of the . Custodian shall indicate at all times that such Assets are held for the Fund or its Subsidiaries, Securities certificates, originally signed Required Loan Documents and tangible non-cash property shall be held in safekeeping and physically segregated from other securities and noncash property in the possession of the Custodian and shall be identified as subject to this Agreement, All Electronic Loan Documents received by the Custodian shall be held by Custodian in an eVault in the name of the Custodian for the benefit of the Fund. Each Electronic Loan shall be identified as such in the Loan Register.

3.2 Custodial Account. The Custodian shall establish and maintain each Custodial Account, in which the Custodian shall enter and carry, subject to Section 3.3(b), all Assets of the Fund and any Subsidiary which are delivered to it in accordance with this Agreement, The Custodian shall maintain the Loan Register in the Custodial Account and shall record, hold, and segregate in the Custodial Account the Required Loan Documents that the Custodian receives for the account of the Fund and any Subsidiary.

3.3 Delivery of Assets to Custodian.

(a)	The Fund shall deliver, or cause to be delivered, to the Custodian Assets owned by the Fund and its Subsidiaries during the period of this Agreement. Except to the extent otherwise expressly provided herein, the Fund shall cause delivery of Assets to the Custodian to be made against receipt of payment therefor, and in the name of the Custodian as custodian for the benefit of the Fund or a Subsidiary, Street Name or other good delivery foim. The Custodian shall not be responsible for such Assets until actually delivered to, and received by the Custodian. The Custodian, unless it agrees otherwise in writing, shall have no duty to hold for the account of the Fund or its Subsidiaries any Asset other than Loans delivered to the Custodian. The Fund agrees that neither the Fund nor any Subsidiary will deliver Assets other than Loans to the Custodian without the Custodian’s consent.

(b)	(i) In connection with its acquisition of a Loan or other delivery of an Asset constituting a Loan, the Fund shall deliver or cause to be delivered to the Custodian written information sufficient to identify such Loan (which information shall be as agreed to by the Fund and the Custodian) which the Custodian may conclusively rely upon without further inquiry or investigation, in such form and format as the Custodian reasonably may require, and shall cause to be delivered to the Custodian the Required Loan Documents for all Loans (it being understood that all Authoritative Copies of Electronic Loan Documents shall be delivered to the Custodian in a Loan File via an Electronic Loan Delivery Method). The Fund acknowledges and agrees that prior to the delivery of any Loan File to the Custodian, the Fund shall notify the Custodian as to the Required Loan Documents that the Fund and the Platform or Loan issuer have agreed will be contained therein. The Custodian shall maintain records of all locations of Required Loan Documents, together with a current inventory thereof.

(ii) The Fund or a Subsidiary shall cause each Platform and Servicer to designate the Custodian as the owner of any Loan for the benefit of the Fund or such Subsidiary. In addition, the Custodian shall provide to the Fund any information it receives from a Platform or Servicer with respect to Loan repayment status.

(iii) Notwithstanding anything herein to the contrary, the Fund shall cause the applicable Platform to make available to the Custodian an electronic data file (a “Data File”) with respect to each Electronic Loan transferred to the Fund or a Subsidiary via such Platform’s typical method for secure transmission of Electronic Loan data, which may include a secure online portal maintained by such Platform or other secure electronic means, which the Custodian may conclusively rely upon without further inquiry or investigation. In accordance with procedures agreed to between the Custodian and the Fund, the Custodian shall verify that certain information in one or more of the Required Loan Documents matches the information contained in the Data File and that each Loan File includes each of the Required Loan Documents for Loans acquired from the relevant Platform or Loan issuer, and report any exceptions, to the extent and in the manner as shall be agreed upon by the Fund and the Custodian with respect to each Platform or Loan issuer.

(iv) Notwithstanding anything herein to the contrary, delivery of Loans acquired by the Fund or its Subsidiaries which constitute Noteless Loans or Participations shall be made by delivery to the Custodian of: (A) in the case of a Noteless Loan, a copy of the loan register with respect to such Noteless Loan evidencing registration of such Loan on the books and records of the applicable obligor or bank agent to the name of the Fund or a Subsidiary (or a nominee) or a copy (which may be a facsimile copy) of an assignment agreement in favor of the Fund or Subsidiary as assignee; and (B) in the case of a Participation, a copy of the related participation agreement; provided, however, that if a Noteless Loan is an Electronic Loan or a Participation is in electronic form, delivery shall be through an Electronic Loan Delivery Method and in addition to the copy of the loan register a copy of all other Electronic Loan Documents associated with the Loan shall be delivered as provided in subsection (ii), above, and held as set forth in Paragraph 3.1.

(v) The Custodian agrees that it will act as custodian and bailee (for purposes of all applicable sections of the Uniform Commercial Code (“UCC”) or any law applicable to the security interest, if any, of the Fund or a Subsidiary in the Loans (such UCC provisions and other applicable laws, collectively “Security Interest Laws”); provided that Custodian makes no representation or warranty with respect to the Security Interest Laws) for the Fund or a Subsidiary for purposes of establishing possession on behalf of the Fund or a Subsidiary in order to evidence the ownership of each Loan by the Fund or Subsidiary and to perfect tire security interest, if any, of the Fund or Subsidiary in such Loan, including all of the related Required Loan Documents. The Custodian shall not release any of the Required Loan Documents to any Person unless tire Custodian shall have first received prior written consent of the Fund in tire form of written Proper Instructions from an Authorized Person. Except as otherwise expressly permitted hereunder, or as may be specifically ordered by a court or regulatory authority of competent jurisdiction, the Custodian hereby agrees not to surrender control and/or possession of, sell, encumber, or otherwise dispose of the Required Loan Documents, or take any other action which would compromise such ownership and any perfected security interest(s). The Custodian shall not be deemed to have provided a distribution or a release in the situation, if any, where a Loan was sold without the knowledge or consent of the Custodian. The Custodian will have no obligation to: (x) determine whether any related instrument, security, credit agreement, assignment agreement and/or other agreements or documents, if any (collectively, “Financing Documents”) may exist for any Loan; (y) obtain any Financing Document that is not delivered or transmitted by the Fund or a Subsidiary to the Custodian; or (z) examine the contents or determine the sufficiency of any Financing Document received by it. The Custodian will be entitled to assume the genuineness, sufficiency and completeness of any such Financing Document it may receive and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each such Financing Document it may receive is what it purports to be.

(vi) Contemporaneously with the acquisition of any Loan, the Fund and its Subsidiaries shall: (A) cause the Required Loan Documents and/or the Data File evidencing such Loan to be delivered to the Custodian; (B) provide to the Custodian any other information reasonably requested by the Custodian in order to perform its duties under this Agreement; (C) take all actions necessary for the Fund or Subsidiary to acquire good title to such Loan; and (D) take all actions as may be necessary (including appropriate payment notices and instructions to bank agents or other applicable paying agents) to cause (I) all payments in respect of the Loan to be made to the Custodian or other custodian, and (II) all notices, solicitations and other communications in respect of such Loan to be directed to the Fund. The Custodian shall have no liability for any delay or failure on the part of the Fund or a Subsidiaiy to provide necessary information to the Custodian, or for any inaccuracy therein or incompleteness thereof, or for any delay or failure on the part of the Fund or a Subsidiaiy to give such effective payment instruction . to bank agents and other paying agents, in respect of the Loans. With respect to each sucli Loan, the Custodian shall be entitled to rely on any information and notices it may receive from time to time from the related bank agent, obligor or similar party with respect to the related Loan, or from the Fund or a Subsidiary, and shall be entitled to update its records (as it may deem necessary or appropriate) on the basis of such information or notices received, without any obligation on its pail independently to verify, investigate or recalculate such information.

3.4 Release of Assets.

(a)	The Custodian shall sell and/or release and deliver, or direct its agents or any Subcustodian appointed by it pursuant to Section 2.4 hereof to sell and/or release and deliver, as the case may be, Assets, including Required Loan Documents of the Fund or a Subsidiaiy held by the Custodian, its agents or any such Sub-custodian from time to time upon receipt of Proper Instructions (which shall, among other things, specify the Assets or Required Loan Documents to be released, with such delivery and other information as may be necessaiy to enable the Custodian to perform), which may be standing instructions (in form acceptable to the Custodian) in the following cases:

(i)	upon sale of such Assets by or on behalf of the Fund or a Subsidiary, against receipt, of payment therefor or, if otherwise directed by Proper Instructions:

(A)	in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving later payment;

or

(B)	in the case of a sale effected through a Securities System, in accordance with the rules governing the operations of the Securities System;

(ii)	upon the receipt of payment by or on behalf of the Fund or a Subsidiaiy in connection with any repurchase agreement related to such Assets;

(iii)	to a depositary agent in connection with tender or other similar offers for securities;

(iv)	to the issuer thereof or its agent when such Assets are called, redeemed, retired or otherwise become payable (unless otherwise directed by Proper Instructions, the cash or other consideration is to be delivered to the Custodian, its agents or its subcustodian, or other custodians);

(v)	to an issuer thereof, or Its agent, for transfer into the name of the Custodian or into the name of any nominee of the Custodian or into the name of any of its agents or sub-custodian or their nominees or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units, provided that, in any such case, the new Assets are to be delivered to the Custodian;

(vi)	to brokers, clearing banks or other clearing agents for examination in accordance with the Street Delivery Custom, against delivery to the Custodian of a receipt for such Assets, provided that, in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such Securities prior to the Fund’s receipt of payment for such Securities;

(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities by their issuer, or pursuant to any deposit agreement (unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or any Sub-custodian);

(viii)	in the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities (unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or any Sub-custodian, or other custodians); and/or

(ix)	for any other proper corporate purpose of the Fund or a Subsidiary, but only upon receipt of written Proper Instructions and an officer’s certificate signed by an officer of the Fund (which officer shall not have been the Authorized Person providing the Proper Instructions) stating (A) the specified Assets to be delivered, (B) the purpose, for such delivery, (C) that such purpose is a proper corporate purpose and (D) naming the person or persons to whom delivery of such securities shall be made and attaching a certified copy of a resolution of the Board of Trustees of the Trust or an authorized committee thereof approving the delivery of such Proper Instructions.

3,5 Registration of Assets. Assets held by the Custodian, its agents or any Sub-custodian (other than bearer securities, securities held in a Securities System or securities that are Noteless Loans or Participations) shall be registered in the name of the Custodian for the benefit of the Fund or a Subsidiaiy; or, at the option of the Custodian, in the name of the Custodian or in the name of any nominee of the Custodian or any nominee of any Sub-custodian, or in the name of its agents or any Sub-custodian or their nominees; or if directed by the Fund by Proper Instructions, may be maintained in Street Name. The Custodian, its agents and any Subcustodian shall not be obligated to accept Assets on behalf of the Fund or a Subsidiary under the terms of this Agreement unless such Assets are in the name of the Custodian for the benefit of the Fund or a Subsidiary, Street Name or other good deliverable form as determined in the Custodian’s sole discretion.

3.6 [Reserved][

3.7 [Reserved]

3.8 Reconciliation, The Custodian shall provide daily records to other custodians or other Fund service providers for purposes of reconciliation by the Fund or its other custodians or service providers, in such form and manner as is reasonably agreed to by the Fund and the Custodian.

3.9 [Reserved]

3.10 Establishment of Segregated Account Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of the Fund or a Subsidiary, into which account or accounts may be transferred Assets:

(a)	in accordance with the provisions of any agreement among the Fund or a Subsidiary, the Custodian and such other party regarding escrow or other arrangements in connection with transactions by the Fund or a Subsidiary;

(b)	which constitute collateral for a borrowing by the Fund or Subsidiary;

(c)	for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions; and

(d)	for other proper custody purposes, but only upon receipt of Proper Instructions.

Each segregated account established under this Section 3.10 shall be established and maintained for the Fund or its Subsidiary only and not for any other client of the Custodian. The Fund, and not the Custodian, shall be responsible for determining whether such segregated account meets any applicable regulatory, contractual or other purpose for which the account was created.

3.11 Voting and Other Action. The Custodian shall promptly deliver any notices, proxies, or proxy soliciting materials received by the Custodian to the Fund, but without indicating the manner in which any such proxies are to be voted. Neither the Custodian nor any nominee of , the Custodian shall vote any of the securities held hereunder by or for the account of the Fund or a Subsidiary, except in accordance with Proper Instructions of the Fund. In the absence of such Proper Instructions, or in the event that such Proper Instructions are not received in a timely fashion, the Custodian shall be under no duty to act with regard to such proxies.

3.12 Communications Relating to Assets. The Custodian shall transmit promptly to the Fund all written information (including pendency of calls and maturities of Assets and expirations of rights in connection therewith) received by the Custodian from its agents or any Sub-custodian or from issuers of the Assets being held for the Fund or a Subsidiary. The Custodian shall have no obligation or duty to exercise any right or power, or otherwise to preserve rights, in or under any Assets unless and except to the extent it has received timely Proper Instructions from the Fund. The Custodian will not be liable for any untimely exercise of, or failure to exercise, any right or power in connection with Assets at any time held by the Custodian, its agents or subcustodian unless:

(i)	the Custodian has received Proper Instructions with regard to the exercise of any such right or power at least three (3) Business Days prior to the date on which such right or power is to be exercised; and

(ii)	the Custodian, or its agents or sub-custodian are in actual possession of such Assets at least three (3) Business Days prior to the date on which such right or power is to be exercised.

It will be the responsibility of the Fund to notify the Custodian of the Person to whom such communications must be foiwarded under this Section. For the avoidance of doubt, upon and after the effective date of any termination of this Agreement or resignation of the Custodian, the Custodian shall agree upon the manner of notifications and transmissions of any information under this Section 3.12.

3.13 Records. The Custodian shall create and maintain complete and accurate records that relate to the custody of the Assets, cash or other property held for the Fund and its Subsidiaries' under this Agreement as may be required by Section 31 of the 1940 Act, and, if required to be maintained by Rule 3 la-1 or Rule 3 la-2 under the 1940 Act, preserve such records for the ' periods prescribed in Rule 3 ia-2 under the 1940 Act, or such longer times as may be agreed to1 All such records shall be the property of the Fund and shall at all times during the regular , business hours of the Custodian be open for inspection by duly authorized officers, employees. or agents of the Fund or its affiliates and employees and agents of the Securities and Exchange Commission, upon reasonable request and prior notice and at the Fund’s expense.

3.14 Custody of Subsidiary Assets. With respect to each Subsidiary identified to the Custodian by the Fund, there shall be established at the Custodian at the Fund’s direction a segregated custodial account to which the Custodian shall deposit and hold such Subsidiary’s Assets received by the Custodian. The parties hereto agree that the Fund shall notify the Custodian in writing as to the designation of any Subsidiary as to which the Custodian is to serve as custodian pursuant to the terms of this Agreement, identify in writing any accounts the Custodian shall be required to establish for such Subsidiary as herein provided, and identify such Subsidiary’s Authorized Persons. The provisions of this Agreement shall be applicable to any such Subsidiary,

3.15 Insurance Requirements.

(a)	The Custodian shall, at its own expense, procure and maintain, in the amounts shown in the schedule of insurance provided by the Custodian to the Fund prior to the effective date of this Agreement: (i) employers liability insurance, (ii) comprehensive general liability, (iii) umbrella or excess liability insurance providing coverages in excess of the coverages listed in (i) and (ii) above, (iv) errors and omission liability insurance, (v) a fidelity bond, (vi) electronic and computer crime insurance; and (vii) data breach or cyber liability insurance that covers first-party and third-party data; provided, however, that the term “Custodian” in this Section 3.15 shall not include a sub-custodian. Nothing in this Section 3.15 shall be deemed to limit the Custodian’s liability to the types or coverage amounts specified above or to limit any coverage under any of the Custodian’s insurance policies.

(b)	Concurrent upon the execution of this Agreement and thereafter upon the request of the > Fund (but in no event more frequently than annually), the Custodian shall provide a“certificate of insurance” to the Fund that evidences that policies, bonds, and similar agreements providing the types and amounts of coverage specified in Section 3.15(a) have been entered into and are in full force and effect and that specifies the applicable deductible amount for each policy, bond, or similar agreement.

4.	ACCESS TO CUSTODIAL ACCOUNT; REPORTS

(a)	The Custodian shall provide the Fund and such other Persons as the Fund shall request with secure online view-only access to: (i) the Custodial Account, or a subaccount or accounts relating to an individual Platform specifically identified by the Fund in such request, which shall identify all Assets held by the Custodian and all transactions that have occurred within the specific subaccount or accounts of the Custodial Account, and (ii) quarterly statements of the Assets held in the Custodial Account as of the end of each calendar quarter.

(b)	Upon the Fund’s request, the Custodian shall request on behalf of the Fund view-only access to accounts held by any Sub-custodian appointed by the Custodian pursuant to Section 2.4 hereof for the Fund, its Subsidiaries and such other Persons as the Fund shall request.

(c)	The Custodian shall furnish the Fund with a file containing daily Custodial Account activity (including all transfers to or from the Custodial Account on the Business Day following ; such transfers); provided, however, that to the extent such file cannot be transmitted in a ' timely manner for whatever reason, the Fund acknowledges that the information contained in such file will be available to it on an omnibus basis by Platform through the online view- only access provided to the Fund (and such other parties as the Fund shall request) pursuant to clause (a) above.

(d)	User access to the Electronic Loan Documents in an eVault will be monitored by the Custodian. For an eVault controlled by the Custodian, the Custodian will: (i) limit access to those Persons authenticated using a reliable credentialing method that stores credentials in encrypted or secure form; and (ii) prevent alterations to the Electronic Loan Documents that have not been properly authorized by an Authorized Person, For an eVault used but not controlled by the Custodian, the Custodian will follow the eVault provider’s procedures for limiting such access and preventing such alterations, and to the extent they do not conflict with such procedures, its own procedures.

(e)	The Custodian will, or will use commercially reasonable efforts to cause any eVault provider to, track access to the Electronic Loan Documents and any transactions related thereto including the adding, deleting, viewing, modifying, and transferring of Electronic Loan Documents to and from an eVault. Custodian will, and will use commercially reasonable efforts to cause any eVault provider to, make such hacked information available for review for at least seven (7) years from the date of the logged transaction or event and protect such tracked information with commercially reasonable access control measures to prevent unauthorized access or undetected alteration.

(f)	The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Fund to keep the books of account of the Fund and/or compute the value of the assets of the Fund. The Custodian shall take all such reasonable actions as the Fund may from time to time request to enable the Fund to obtain, from year to year, favorable opinions from the Fund’s independent registered public accounting firm with respect to the Custodian’s activities hereunder in connection with (i) the preparation of the Fund’s registration statement on Form N-2 (including any amendments thereto) and reports on Form N-SAR, Form N-CSR and any other reports required by the Securities and Exchange Commission, and (ii) the fulfillment by the Fund of any other requirements of the Securities and Exchange Commission. The Fund shall reimburse the Custodian for any extraordinary expenses it incurs in complying with this Section 4(f).

(g)	The Custodian shall have no duty or obligation to undertake any market valuation of the Assets under any circumstance.

(h)	Annually, and as otherwise may be reasonably requested by the Fund, but in no event more frequently than semi-annually (any such additional report to be provided at the Fund’s ' expense), the Custodian shall provide the Fund with a written report prepared by the Custodian’s independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including without limitation, the internal accounting controls and procedures for safeguarding assets and cash which are employed by the Custodian. Such report shall be of sufficient scope and in sufficient detail as may be reasonably required by the Fund and as may reasonably be obtained by the Custodian.

5.	DEPOSIT IN U.S. SECURITIES SYSTEMS

The Custodian may deposit and/or maintain securities in a Securities System within the United States in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, including Rule 17f-4 under the 1940 Act, and subject to the following provisions:

(a)	The Custodian may keep domestic securities in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held by it as a custodian or otherwise for customers;

(b)	The records of the Custodian with respect to securities which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Fund or its Subsidiaries;

(c)	If requested by the Fund, the Custodian shall provide to the Fund copies of all notices received from the U.S. Securities System of transfers of securities for the account of the Fund and its Subsidiaries; and ;

(d)	Anything to the contrary in this Agreement notwithstanding, the Custodian shall not be liable to the Fund for any direct loss, damage, cost, expense, liability or claim to the Fund resulting from use of any Securities System (other than to the extent resulting from the Custodian’s breach of the standard of care set forth in Section 8 of this Agreement or breach of this Agreement, or from failure of the Custodian to enforce effectively such rights as it may have against the U.S. Securities System.)

6.	CERTAIN GENERAL TERMS

6.1 No Duty to Examine Underlying Instruments. Nothing herein shall obligate the Custodian to review or examine any Required Loan Document, Financing Document or any underlying instrument, certificate, credit agreement, indenture, loan agreement, promissory note, or other financing document evidencing or governing any Asset to determine the terms, validity, sufficiency, marketability or enforceability of any Asset (and shall have no responsibility for the genuineness or completeness thereof), or otherwise.

6.2 Resolution of Discrepancies. In the event of any discrepancy between the information set forth in any report provided by the Custodian to the Fund and any information contained in the books or records of the Fund, the Fund shall promptly notify the Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

6.3 [Reserved].

6.4 Proper Instructions.

(a)	The Fund will give notice to the Custodian, in form acceptable to the Custodian, specifying the names, electronic mail addresses and specimen signatures of persons authorized to give Proper Instructions (collectively, “Authorized Persons” and each is an “Authorized Person”) which notice shall be signed by an Authorized Person previously certified to the Custodian. The Custodian shall be entitled to reasonably rely upon the identity and authority of such persons until it receives written notice from an Authorized Person of the Fund to the contrary. The initial Authorized Persons are set forth on Schedule 1 attached hereto and made a part hereof (as such Schedule 1 may be modified from time to time by written notice from the Fund to the Custodian).

(b)	The Custodian shall not have an obligation to act (or forebear to act) in accordance with purported instructions to the extent that they conflict, as determined in the Custodian’s sole discretion, with applicable law or regulations, local market practice or the Custodian’s operating policies and practices. The Custodian shall not have an obligation to act (or forebear to act) in accordance with oral instructions. The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

(c)	In no instance shall the Custodian be obligated to provide services pursuant to this Agreement on any day that is not a Business Day.

6.5 Actions Permitted Without Express Authority. The Custodian may, at its discretion, without express authority from the Fund:

(a)	surrender Assets in temporary form for Assets in definitive form;

(b)	endorse for collection checks, drafts and other negotiable instruments; and

(c)	in general attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the Sub-custodians, Assets, cash and other property of the Fund and its Subsidiaries.

6.6 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate, instrument or paper reasonably believed by it to be genuine and to have been properly executed or otherwise given by or on behalf of the Fund by an Authorized Person, The Custodian may receive and accept a certificate signed by any Authorized Person as conclusive evidence of:

(a)	the authority of any person to act in accordance with such certificate; or

(b)	any determination, direction or any action by the Fund as described in such certificate,

and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Person of the Fund.

6.7 Receipt of Communications. Any communication received by the Custodian on a day which is not a Business Day or after [6:30] p.m. Eastern time (or such other time as is agreed by the Fund and the Custodian from time to time in writing) on a Business Day will be deemed to have been received on the next Business Day.

7.	COMPENSATION OF CUSTODIAN

7.1 Fees. The Custodian shall be entitled to compensation for its services and reimbursement of expenses in accordance with the terms of that certain fee letter dated June 3,2016, between the Fund and the Custodian.

8.	STANDARD OF CARE

The Custodian shall exercise diligence, prudence, and reasonable care in carrying out all of its duties and obligations under this Agreement.

9.	RESPONSIBILITY OF CUSTODIAN

9.1 General Duties and Limitations Thereon, (a) The Custodian shall have no duties, obligations or responsibilities except for such duties as are expressly and specifically set forth in this Agreement, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian.

(b)	The Custodian shall be liable to the Fund and its Subsidiaries for all direct losses, damages, and expenses suffered or incurred by the Fund and its Subsidiaries resulting from the failure of the Custodian to exercise the standard of care set forth in Section 8. Neither the Custodian nor any of its directors, officers, employees or agents shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers, employees or agents), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes a breach of the standard of care set forth in Section 8 or is a breach of the terms of this Agreement. Subject to the Custodian’s conformance to the standard of care set forth in Section 8, the Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Custodian shall not be under any obligation at any time to ascertain whether the Fund is in compliance with the 1940 Act, the regulations thereunder, or the Fund’s investment objectives and policies then in effect.

(c)	In no event shall the Custodian be liable for any indirect, special or consequential damages (including lost profits) whether or not it has been advised of the likelihood of such damages.

(d)	The Custodian may consult with, and obtain advice from, legal counsel selected in good faith by the Custodian with respect to any question as to any of the provisions hereof or . its duties hereunder, or any matter relating hereto. The Custodian shall be without liability for any action reasonably taken or reasonably omitted in good faith pursuant to advice (i) obtained in accordance with the preceding sentence; (ii) of counsel for the Fund, or (iii) at the expense of the Custodian of such other counsel as the Fund and the Custodian may agree upon. Any action taken or omitted to be taken upon the advice of counsel obtained as provided in this Section 9.1(d) shall be performed in conformity with the standard of care set forth in Section 8.

(e)	No provision of this Agreement shall require the Custodian to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification.

(f)	The permissive right of the Custodian to take any action hereunder shall not be construed as duty.

(g)	The Custodian may act or exercise its duties or powers hereunder through agents or attorneys, provided that the appointment of any such agents or attorneys shall be at the Custodian’s expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.

9.2 Instructions.

(a)	The Custodian shall be entitled to refrain from taking any action unless it has Proper Instructions from the Fund as it reasonably deems necessary, and shall be entitled to require, upon notice to the Fund, that Proper Instructions to it be in writing. The Custodian shall have no liability for any action (or forbearance from action) taken pursuant to the Proper Instructions of the Fund.

(b)	Whenever the Custodian is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable terms of this Agreement; and whenever any report or other information is required to be produced or distributed by the Custodian it shall be in form, content and medium reasonably acceptable to it and the Fund, and otherwise in accordance with any applicable terms of this Agreement.

9.3 Data Security:

(a)	The Custodian represents and warrants as follows:

(i)	The Custodian maintains and will during the term of this Agreement maintain an Information Security Program;

(ii)	The Custodian’s collection, storage, processing, use, transmission and disclosure of any Loan Files, Personal Information or other sensitive information regarding natural Persons, their employment, family, health, racial or financial status, comply with all privacy policies, contractual obligations, and other Privacy Requirements;

(iii)	To the Custodian’s knowledge, there has been no loss, unauthorized access, or unauthorized use of any such Personal Information , and there have been no breaches or lapses in the security of any information technology systems or facilities storing or processing any such information; and

(iv)	If Custodian knows or reasonably believes that there has been any loss, breach or unauthorized access or provision to, or use of any Loan File or Personal Information relating to the Loans, Custodian shall promptly notify the Fund; take steps to remedy the circumstances that permitted any such unauthorized access or provision to occur; if requested by the Fund, share with the Fund or its representatives the results of any computer forensics analysis of any unauthorized access; and, to the extent required by the Privacy Requirements, other applicable law or regulation or court or regulatory order, make any public notice announcement, notice to regulator, contact with law enforcement or other third party disclosure of any such incident and defend, indemnify and hold the Fund harmless from any costs or liabilities (including attorney’s and expert’s fees) arising out or related to any such loss, breach or unauthorized access or provision; and

(v)	The Custodian will restrict from, and not otherwise provide, the Fund, its investment adviser and its affiliates, and their representatives, access to any Personal Information, other than upon a specific and verified request by Proper Instructions and with any such Personal Information then encrypted, password protected, and transmitted by a secure, also encrypted means, at all times in accordance with applicable Privacy Requirements.

9.4 Indemnification; Custodian’s Lien.

(a)	The Fund shall and does hereby fully indemnify, hold harmless and defend the Custodian for and from any and all costs and expenses (including reasonable attorney’s fees and expenses), and any and all losses, damages, claims and liabilities whether or not involving a third party (collectively, “Damages”), that may arise, be brought against or incurred by the Custodian as a result of, relating to, or arising out of this Agreement, or the administration or performance of the Custodian’s duties hereunder, or the relationship between the Fund (including, for the avoidance of doubt, any Subsidiary) and the Custodian created hereby, other than as provided in this Agreement or such liabilities, losses, damages, claims, costs and expenses as are caused by the Custodian’s breach of the standard of care in Section 8 of this Agreement or breach of this Agreement.

(b)	The Custodian shall and does hereby fully indemnify, hold harmless and defend the Fund and its Subsidiaries for and from any and all Damages that may arise, be brought against or incurred by the Fund and its Subsidiaries as a result of the failure of the Custodian to exercise the standard of care set forth in Section 8, provided that such indemnity shall not apply to such liabilities, losses, damages, claims, costs and expenses that result from the negligence, misfeasance, or misconduct of the Fund or its Subsidiaries or breach of this ' Agreement by the Fund or its Subsidiaries.

(c)	In the case of a claim for indemnification under clause (a) or (b) above that is or is expected to become the subject of any litigation or proceeding, a party (the “Indemnifying Party”) shall not be required to indemnify the other party (the “Indemnified Party”) under this Agreement unless the Indemnified Party shall have promptly notified the Indemnifying Party in writing of the commencement of any litigation or proceeding brought against the Indemnified Party in respect of which indemnity may be sought. With respect to claims in such litigation or proceedings for which indemnity by the Indemnifying Party may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, the Indemnifying Party shall be entitled to participate in any such litigation or proceeding and, after written notice from the Indemnifying Party to the Indemnified Party, the Indemnifying Party may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Indemnifying Party may be subject to an indemnification obligation; provided however, the Indemnified Party shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if the Indemnifying Party has not acknowledged in writing its obligation to indemnify the Indemnified Party with respect to such litigation or proceeding. If the Indemnifying Party is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, the Indemnified Party shall reasonably prosecute such litigation or proceeding. The Indemnified Party shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Indemnifying Party with adequate notice of any such settlement or judgment, and without the Indemnifying Party’s prior written consent, The Indemnified Party shall submit written evidence to the Indemnifying Party with respect to any cost or expense for which it is seeking indemnification in such form and detail as the Indemnifying Party may reasonably request.

(d)	In the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own breach of the standard of care in Section 8 of this Agreement or breach of the terms of this Agreement, or if the Fund fails to compensate the Custodian pursuant to Section 7 hereof, cash, up to the extent of such liability at any time held for the account of the Fund and its Subsidiaries, shall be security therefor and should the Fund fail to repay the Custodian promptly folio whig notice by the Custodian to the Fund, the Custodian shall be entitled to utilize available cash to the extent necessary to obtain reimbursement.

9.5	Fund’s Right to Proceed. Notwithstanding anything to the contrary contained herein, the Fund or a Subsidiary shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian’s rights against any Sub-custodian, Securities System, Securities Depository or other Person for any liabilities, losses, damages, claims, costs and expenses caused the Fund or a Subsidiary by such Sub-custodian, Securities System, Securities Depository or other Person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such Sub-custodian, Securities System, Securities Depository or other Person, which the Custodian may have as a consequence of any such liabilities, losses, damages, claims, costs and expenses, if and to the extent that the Fund or a Subsidiary has not been made whole for any such liabilities, losses, damages, claims, costs and expenses. If the Custodian makes the Fund or a Subsidiary whole for any such liabilities, losses, damages, claims, costs and expenses, the Custodian shall retain the ability to enforce its rights directly against such Sub-custodian, Securities System, Securities Depository or other Person. Upon the Fund’s or a Subsidiary’s election to enforce any rights of the Custodian under this Section 9.5, the Fund or its Subsidiary shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the liabilities, losses, damages, claims, costs and expenses' incurred by the Fund or its Subsidiary; provided that, so long as the Fund has acknowledged in writing its obligation to indemnify the Custodian under Section 9.4(a) of this Agreement with respect to such claim, the Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the liabilities, losses, damages, claims, costs and expenses incurred by the Fund or a Subsidiary without the Custodian’s consent and provided further, that if the Fund has not made an acknowledgment of its obligation to indemnify, the Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian, which consent shall not be unreasonably withheld or delayed. The Custodian agrees to cooperate with the Fund and take all actions reasonably requested by the Fund in connection with the Fund’s or a Subsidiary’s enforcement of any rights of the Custodian, The Fund agrees to reimburse the Custodian for all reasonable out-of- pocket expenses incurred by the Custodian on behalf of the Fund in connection with the fulfillment of its obligations under this Section 9.5; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the failure of the Custodian to exercise the standard of care set forth in Section 8 hereof.

9.6 Force Majeure. Without prejudice to the generality of the foregoing, the Custodian shall be without liability to the Fund or a Subsidiary for any damage or loss resulting from or caused by events or circumstances beyond the Custodian’s reasonable control including (a) nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; (b) errors by the Fund (including any Authorized Person) in its instructions to the Custodian; or (c) changes in applicable law, regulation or orders.

10.	SECURITY CODES

If the Custodian issues to the Fund security codes, passwords or test keys in order that it may verify that certain transmissions of information, including Proper Instructions, have been originated by the Fund, the Fund shall safeguard any security codes, passwords, test keys or other security devices which the Custodian shall make available, and shall be liable for any damages resulting from the failure to so safeguard or use by unauthorized Persons.

11-	TAX LAW

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, a Subsidiary, or the Custodian as custodian of the Assets, cash, or the Proceeds, by the tax law of the United States or any state or political subdivision thereof, or of countries other than the United States or any political subdivision thereof. The Custodian shall have no liability, and the Fund shall indemnify the Custodian, for such obligations including but not limited to taxes (but excluding any income taxes assessable in respect of compensation paid to the Custodian pursuant to this agreement), withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Fund, a Subsidiaiy, or the Custodian as custodian of the Assets, cash, or Proceeds.

12.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

12.1 Effective Date. This Agreement shall become effective as of the date first stated above. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may only be amended by mutual written agreement of the parties hereto. This Agreement may be terminated by the Custodian or the Fund pursuant to Section 12,2.

12.2 Termination.

(a)	Discretionary Termination; Acquisition, Merger or Consolidation. The parties may terminate this Agreement without cause as follows: (i) by the Custodian upon one hundred eighty (180) days advance written notice to the Fund, or (ii) by the Fund upon ninety (90) days advance written notice to the Custodian. In addition, in the case of an acquisition, merger or consolidation of the Custodian (each, an “Ownership Event”), the Fund may terminate this Agreement upon 60 days advance written notice to the Custodian if the Custodian or the successor to the Custodian by reason of an Ownership Event prior to or within fourteen (14) days after the Ownership Event fails to confirm to the Fund in writing : (x) that it intends to continue to maintain the business of the Custodian which furnishes services to the Fund with the level of employees and support services necessary to provide those services in the manner and to the extent required by this Agreement for at least one hundred eighty (180) days following the Ownership Event; or (y) that it will agree to serve as the Fund’s Foreign Custody Manager pursuant to Section 2.5 of this Agreement. Notice of termination under this Section 12.2(a) shall be given in accordance with Section 15.

(b)	Termination for Cause. Either party may terminate this Agreement for a material breach of this Agreement upon sixty (60) days advance written notice to the other party, and the notified party’s failure to cure or correct the cause of the termination notice, to the reasonable satisfaction of the party giving such notice, within thirty (30) days of receipt of said notice. The Fund may terminate this Agreement upon the Fund’s determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian’s receipt of written notice of such determination or at such later time as the Fund shall designate. Notice of termination under this Section 12.2(b) shall be given in accordance with Section 15.

(c)	Transition Period. Upon a party’s receipt of a notice of termination pursuant to Section 12.2(a) or Section 12.2(b) above, the parties shall negotiate in good faith as to the terms and conditions of any transition period following the date of termination during which the Custodian will continue to perform its duties under this Agreement and assist in the transition of such duties to a successor custodian. Such terms and conditions shall include, but not be limited to, the Fund’s agreement to reimburse the Custodian for all reasonable expenses relating to such transition to a successor custodian,

12.3 Survival of Obligations. The provisions of this Section 12.3 and Section 3.13 (Records), Section 8 (General Standards of Care), Section 9.4 (Indemnification; Custodian’s Lien), Section 9.5 (Fund’s Right to Proceed), Section 16 (Choice of Law), and Section 24 (Confidentiality) and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement,

12.4 Successor, Prior to the effective date of termination of this Agreement, or the effective date of the resignation of the Custodian, as the case may be, the Fund shall give Proper Instruction to the Custodian designating a successor Custodian, if applicable,

12.5 Payment of Fees, etc. Upon termination of this Agreement or resignation of the Custodian, the Fund shall pay to the Custodian such compensation, and shall likewise reimburse the Custodian for its costs, expenses and disbursements, as may be due as of the date of such termination or resignation (or removal, as the case may be). All indemnifications in favor of the Custodian under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Custodian.

13.	REPRESENTATIONS AND WARRANTIES

13.1 Representations of the Fund. The Fund represents and warrants to the Custodian that:

(a)	it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation;

(b)	it is in material compliance with all applicable laws and regulations, including but not limited to the 1940 Act and rules and regulations thereunder; and

(c)	in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Fund will act in accordance with the provisions of its certificate of incorporation and bylaws and any applicable laws and regulations.

13.2	Representations of the Custodian, The Custodian hereby represents and warrants to the Fund that:

(a)	it is qualified to act as a custodian pursuant to Section 26(a)(1) of the 1940 Act;

(b)	it has the power and authority to enter into and perform its obligations under this Agreement;

(c)	it has duly authorized and executed this Agreement so as to constitute its valid and bindin. obligations; and

(d)	that it maintains business continuity policies and standards that include data file backup and recovery procedures that comply with all applicable regulatory requirements,

14,	PARTIES IN INTEREST: NO THIRD PARTY BENEFIT

This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to Section 19).

15.	NOTICES

Any Proper Instructions shall be given to the following address (or such other address as either: pally may designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently . designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, or (iii) confirmed telecopier or telex, with a duplicate sent on the same day by first class mail, postage prepaid:

(a)	if to the Fund, to:
RiverNorth Marketplace Lending Corporation
c/o RiverNorth Capital Management, LLC
325 North LaSalle Street, Suite 645
Chicago, Illinois 60654
Attention: Treasurer
Email: jmohrhardt@rivernorth.com

(b)	if to the Custodian, to: Millennium Trust Company, LLC 2001 Spring Road, Suite 700 Oak Brook, IL 60523 Attention: Email:

With a copy (except with respect to Proper Instructions) to:

Millennium Trust Company, LLC 2001 Spring Road, Suite 700 Oak Brook, IL 60523 Attention: General Counsel Email:

16.	CHOICE OF LAW

This Agreement shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of the State of Illinois for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act.

17.	ENTIRE AGREEMENT; COUNTERPARTS

17.1 Complete Agreement, This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements, agreements or understandings, oral or written between the parties to this Agreement relating to such matters.

17.2 Counterparts. This Agreement may be executed in any number of counterparts and all counterparts taken together shall constitute one and the same instrument.

17.3 Facsimile Signatures. The exchange of copies of this Agreement and of signature pages by electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by electronic transmission shall be deemed to be their original signatures for all purposes.

18.	AMENDMENT; WAIVER

18.1 Amendment. This Agreement may not be amended except by an express written instrument duly executed by each of the Fund and the Custodian.

18.2 Waiver. In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

19.	SUCCESSORS AND ASSIGNS

Successors Bound, The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party; provided, however, that the foregoing shall not limit the ability of the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement. Notwithstanding the foregoing, any entity into which the Custodian may be merged or consolidated, any entity resulting from such merger or consolidation, or any entity to which the Custodian transfers all or substantially all of its business, that in any such case is a qualified custodian under the 1940 Act, shall be the successor of the Custodian hereunder and shall succeed to all of the rights, powers and duties of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of the parties hereto.

20.	SEVERABILITY

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

21.	REQUEST FOR INSTRUCTIONS

If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from the Fund as to the course of action desired by it. If the Custodian does not receive such instructions within two (2) days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received from the Fund in response to such request after such two-day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

22.	OTHER BUSINESS

Nothing herein shall prevent the Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Fund or any other Person. Nothing contained in this Agreement shall constitute the Fund and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated bus mess or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

23.	REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

24.	CONFIDENTIALITY

All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations, including any Personal Information, shall be treated as confidential. All confidential information provided under this Agreement by Disclosing Party shall be used, including authorized disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement or (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement. Notwithstanding the foregoing, the Receiving Party also may disclose confidential information (i) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (ii) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (iii) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

25.	SHAREHOLDER COMMUNICATIONS ELECTION

SEC Rule 14b-2 requires custodians which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the custodian unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund’s or a Subsidiaiy name, address, and share position to requesting companies whose securities the Fund and its Subsidiaries own, If the Fund tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund and its Subsidiaries as consenting to disclosure of this information for all securities owned by the Fund and its Subsidiaries or any funds or accounts established by the Fund. For the Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES	[ ]	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO	[ ]	The Custodian is not authorized to release the Fund’s or Subsidiaries’ name, address, and share positions.

[PAGE INTENTIONALLY ENDS HERE. SIGNATURES APPEAR ON NEXT PAGE.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer^ intending the same to take effect as of the 13th day of September, 2016.

RIVERNORTH MARKETPLACE LENDING CORPORATION		MILLENNIUM TRUST COMPANY

By:	/s/ Marcus Collins	By:	/s/ Meg Zwick
Name:	Marcus Collins	Name:	Meg Zwick
Title:	Secretary and Chief Compliance Officer	Title:	mzwick@mtrustcompany.com

Attach:

SCHEDULE 1 – Initial Authorized Persons